                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE

                       ASYST TECHNOLOGIES REPORTS RESULTS
                        FOR FIRST QUARTER OF FISCAL 2005

FREMONT, Calif., Aug. 4, 2004 - Asyst Technologies, Inc., (Nasdaq NM: ASYT), a leading provider of integrated automation solutions that enhance semiconductor and flat panel display manufacturing productivity, today announced consolidated financial results for its fiscal first quarter ended June 26, 2004.

      For the quarter, Asyst reported consolidated net sales of $140.9 million, up 8% from $130.1 million reported in the prior sequential quarter and up 211% from $45.3 million in the same quarter a year ago. Sales of tool and fab automation products at ATI were $73.4 million, up 44% from $51.1 million reported in the prior sequential quarter. Sales of automated material handling systems (AMHS) at Asyst Shinko, Inc. (ASI), the company's 51%-owned joint venture company, were $67.5 million, which compares with $79.0 million in the prior quarter. The sequential quarterly decline in sales at ASI is attributable primarily to the one-quarter delay of expected revenue on a new flat panel display (FPD) automation project, which the company now expects to recognize in the fiscal second quarter.

      GAAP net loss for the fiscal first quarter was $0.9 million or $0.02 per share, which compares with a GAAP net loss of $7.7 million, or $0.16 per share, in the prior sequential quarter. The company reported pro forma net income for the fiscal first quarter of $2.1 million, or $0.04 per share. The company believes that its pro forma presentation provides useful supplemental information for analyzing the business because it removes the effects of restructuring and non-cash items such as stock-based compensation, amortization of intangibles and the related tax impacts and other items detailed in a table included as part of this release. The table provides a reconciliation of operating results under GAAP to pro forma operating results.

      For the quarter, consolidated gross margin was 23.3%, which compares with 20.1% in the prior sequential quarter. Gross margin at ATI was 35.7%, up from 32.1% in the prior quarter. Gross margin at ASI was 9.9%, down from 12.3% in the prior quarter primarily because of the previously discussed delay in expected revenue.

      Total net bookings in the quarter were $108.1 million, compared with $148.7 million in the prior quarter and $44.5 million in the same quarter a year ago. However, subsequent to the end of the fiscal first quarter, ASI won a large FPD project resulting in approximately $120 million of new bookings for the fiscal second quarter. Because of the size of AMHS projects, bookings at ASI can vary greatly from quarter-to-quarter. ASI bookings of $44.6 million in the fiscal first quarter compare with $70.6 million in the prior quarter. This reflects essentially flat semiconductor-related bookings at ASI of $42.8 million versus $43.7 million in the prior quarter, combined with only $1.8 million of FPD bookings at ASI for the quarter, versus $26.8 million of FPD bookings in the prior quarter.

      Fiscal first quarter bookings at ATI of $63.5 million compare with $78.1 million in the prior quarter. This reflects a 32% decline in ATI's 200mm bookings consistent with what the company


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believes is a slowdown in 200mm capacity expansion by customers. This was partially offset by a 16% increase in 300mm bookings, which is consistent with continued 300mm capacity expansion.

      "We are pleased with our performance at ATI, which reflects our ability again to ramp production significantly while at the same time achieving improvement in gross margin and other operating metrics," said Steve Schwartz, chairman and CEO of Asyst. "At ASI, we continue to enjoy a robust flow of new projects in both semiconductor and flat panel, which we believe reflects our continued market leadership in 300mm AMHS and our new status as a major AMHS supplier to the flat panel display industry. We are working with ASI to implement business controls, processes and systems that we believe will help to improve both profitability and predictability at ASI. We have walked away from AMHS opportunities that don't meet our profitability threshold and have significantly improved the profitability of several AMHS projects through better management of scope and pricing. We believe that improved management of pricing and scope will bear fruit beginning in the fiscal second quarter in the form of improved gross margin performance at ASI, with the opportunity to rapidly improve blended semiconductor and FPD gross margin percentage into the mid- to high-teens over the next three to four quarters. We continue to believe that we have the opportunity to gain up to ten points of additional margin through cost reduction at ASI, and believe that we will begin to see a benefit from these efforts by the start of our next fiscal year.

      "At ATI, our gross margin objective during an upturn is at least 40%. However, in the near term our objective will be to maintain gross margins in the low- to-mid-30 percent range as our continued cost reduction is offset by a mix shift from higher margin 200mm SMIF products, which are sold directly to fabs, to lower margin 300mm products, which are sold primarily through OEMs. We have designed our flagship 300mm IsoPort(TM) and Spartan(TM) product lines for low cost, but anticipate that it will take three to four quarters for gross margins on these products to approach those of our market-leading 200mm product set. If the mix of 200mm bounces back in future quarters, this will provide an immediate boost to our margins.

      "We also have begun to execute the previously discussed restructuring activities that will bring ATI into alignment with our operating model. In the fiscal second quarter, we have initiated a workforce reduction that will trim global headcount by approximately 10% at ATI. We anticipate approximately $1.0 million of quarterly savings from this action beginning in the December quarter and expect to take a restructuring charge in the fiscal second quarter of $1-$2 million for related costs. With our outsourcing transition now essentially complete, we are evaluating potential facility consolidation that could result in additional quarterly savings as well as restructuring charges upon execution."

HIGHLIGHTS

- In July the company announced that ASI has been selected to install the AMHS for a large new Generation 6 FPD factory in Taiwan. The AMHS project is valued at more than $120 million and is the company's largest AMHS project to date. Installation is expected to begin during the company's fiscal second quarter.

- In June the company announced that it has been selected by Toshiba Corporation to install Asyst's Performance Automation Architecture(TM) at Toshiba's new 300mm facility in Oita, Japan. The suite of products and services includes Asyst's market-leading AMHS, IsoPort(TM) loadports, Advantag(TM) radio-frequency identification systems, and automation optimization consulting and services. As part of its total solution, Asyst will assume responsibility for automation


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      performance and interoperability between the AMHS and all loadports, including the loadports of other vendors. The company believes this is a first in the industry.

- Among the company's other AMHS bookings during the first fiscal quarter were an expansion project for a 300mm customer in Japan, continued expansion of two different 300mm fabs for the company's largest customer in Taiwan, expansion for a large 300mm DRAM customer in Taiwan, and a large new 300mm project elsewhere in the world.

- AMHS sales during the quarter were generated across 23 different projects at 13 different customers.

- The company achieved nine OEM design-in wins during the fiscal first quarter. In addition, the company's IsoPort(TM) 300mm loadport and AdvanTag(TM) RFID products were selected for a large new 300mm facility in Japan. The company's market-leading RFID products were qualified for an additional 300mm semiconductor fab in Japan and for a reticle management application elsewhere in the world.

- At Semicon West in July, the company introduced its new EIB (Equipment Information Bridge) software technology platform, which provides real-time access to active streams of distributed equipment information. Asyst believes EIB is the first fully functional solution complying with the new Interface A and Equipment Data Acquisition (EDA) industry standards. The company also introduced NexEDA(TM), the first integrated software equipment connectivity product that fully complies with the latest 300mm and Electronic Data Acquisition (EDA) requirements.

- In June Asyst announced that it is extending its industry-leading service capabilities in Asia through the establishment of a new repair center in Singapore.

OUTLOOK

For the fiscal second quarter ending Sept. 25, 2004, the company expects to report pro forma net income for the quarter of $0.02 to $0.04 per share. The following table is based on current expectations of approximate future results under GAAP. This outlook is forward-looking, and actual results may differ materially. Values are in millions except per share amounts.

                                        ATI          ASI        Consolidated
                                        ---          ---        ------------
Net sales                            $60 - $65    $85 - $90     $145 - $155
Gross margin                         33% - 34%    13% - 14%      21% - 22%
R&D & SG&A expense                   $20 - $21      $6-$7         $26-$28
Amortization of intangibles              $1           $4             $5
Restructuring charges                 $1 - $2         --          $1 - $2
Net loss                                                        $(3) - $(2)
Net loss per share                                            $(0.06) - $(0.04)
Share count                                                         47.2


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Following is reconciliation of guidance under GAAP to pro forma guidance. This outlook is forward-looking, and actual results may differ materially. Values are in millions except per share amounts:

                               Consolidated      Anticipated     Consolidated
                                 Guidance        Pro Forma        Pro Forma
                                Under GAAP       Adjustments       Guidance
                                ----------       -----------       --------
Net sales                      $145 - $155           --          $145 - $155
Gross margin                    21% - 22%            --           21% - 22%
R&D & SG&A expense               $26-$28           $(0.5)          $26-$28
Amortization of intangibles         $5              $(5)              --
Restructuring charges            $1 - $2         $(1) - $(2)          --
Net income (loss)              $(3) - $(2)       $3.5 - $4.5       $1 - $2
Net income per share                                            $0.02 - $0.04
Share count                        47.2              1.4             48.6

ABOUT OUR PRO FORMA NET INCOME AND ADJUSTMENTS

To supplement our consolidated financial results prepared under generally accepted accounting principles ("GAAP"), we use a pro forma measure of net income that is GAAP net income adjusted to exclude certain costs, expenses and gains. Our pro forma net income gives an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, pro forma net income is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from pro forma measures used by other companies. We compute pro forma net income by adjusting GAAP net income with the impact of amortization of acquisition-related intangibles and other non-cash charges and gains. The presentation of this additional information should not be considered in isolation or as a substitute for net income prepared in accordance with GAAP.

ABOUT ASYST

Asyst Technologies, Inc. is a leading provider of integrated automation solutions that enable semiconductor and flat panel display (FPD) manufacturers to increase their manufacturing productivity and protect their investment in materials during the manufacturing process. Encompassing isolation systems, work-in-process materials management, substrate-handling robotics, automated transport and loading systems, and connectivity automation software, Asyst's modular, interoperable solutions allow chip and FPD manufacturers, as well as original equipment manufacturers, to select and employ the value-assured, hands-off manufacturing capabilities that best suit their needs. Asyst's homepage is http://www.asyst.com

CONFERENCE CALL DETAILS

A live webcast of the conference call to discuss the quarter's financial results will take place today at 5:00 p.m. Eastern Time. The webcast will be publicly available on Asyst's website at http://www.asyst.com and accessible by going to the investor relations page and clicking on the "webcast" link. For more information, including this press release, any non-GAAP financial measures that may be discussed on the webcast as well as the most directly comparable GAAP financial measures and a reconciliation of the difference between those GAAP and non-GAAP financial measures, as well as any other material financial and other statistical information contained in the webcast, please visit Asyst's website at www.asyst.com. A replay of the Webcast may be accessed via the same procedure. In addition, a standard telephone instant replay of the conference call is available by dialing (303) 590-3000, followed by the passcode 577779#. The audio instant replay is available from Aug. 4 at 8:00 p.m. Eastern Time through Aug. 18 at 11:59 p.m. Eastern Time.


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"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

Except for statements of historical fact, the statements in this press release are forward-looking. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include, but are not limited to: the ability to achieve forecasted revenues and to maintain and improve gross margins through outsourced manufacturing, reduced costs, improved product mix and pricing, and improved supply chain management, to reduce operating expenses, and to manage cash flows (and the timing and degree of any such improvements in gross margins, reductions in operating expenses and management of cash flows), to respond to customer product and delivery demand shifts and market opportunities, including the transition of the industry from 200mm wafers to 300mm wafers and the timing and scope of decisions by manufacturers to transition and expand fabrication facilities, to reduce the company's dependence on a few significant customers, the risks associated with the acceptance of new products and product capabilities, and customer delay, reduction or cancellation of planned projects, bookings, or opportunities (and thus the delay, reduction or cancellation in our anticipated bookings or revenue), volatility and competition in the semiconductor equipment industry and specifically in AMHS, the company's failure to integrate in an efficient and timely manner acquired companies and to complete planned restructuring and outsourcing programs, and to retain and attract key employees, and other factors more fully detailed in the company's annual report on Form 10-K for the year ended March 27, 2004, and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

"ASYST" IS A REGISTERED TRADEMARK AND "SPARTAN," "ISOPORT," "ADVANTAG,""EIB" AND "NEXEDA" ARE TRADEMARKS OF ASYST TECHNOLOGIES, INC. ALL RIGHTS RESERVED

                               (TABLES TO FOLLOW)


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                            ASYST TECHNOLOGIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Unaudited; in thousands)

                                                                        JUNE 26,      MARCH 27,
                                                                          2004          2004
                                                                        --------      --------
                                     ASSETS

CURRENT ASSETS:
         Cash, cash equivalents and
         short-term investments                                         $122,577      $117,860
         Restricted cash and cash equivalents                                 --         1,904
         Accounts receivable, net                                        175,271       147,939
         Inventories                                                      51,703        27,694
         Prepaid expenses and other                                       18,442        14,276
                                                                        --------      --------

                   Total current assets                                  367,993       309,673
                                                                        --------      --------

LONG-TERM ASSETS:
         Property and equipment, net                                      21,485        22,868
         Intangible assets, net and goodwill                             130,291       137,751
         Other assets                                                      3,401         3,317
                                                                        --------      --------

                   Total long-term assets                                155,177       163,936
                                                                        --------      --------

Total assets                                                            $523,170      $473,609
                                                                        ========      ========

             LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
         Accounts payable, accrued
         liabilities and other                                          $210,930      $158,481
         Short-term loans and notes payable                               17,002        18,161
         Current portion of long-term debt and capital leases              2,708         2,775
         Deferred revenue                                                  5,320         2,683
                                                                        --------      --------

                   Total current liabilities                             235,960       182,100
                                                                        --------      --------

LONG-TERM LIABILITIES:
         Convertible notes                                                86,250        86,250
         Long-term debt and capital leases, net of current portion         4,132         4,824
         Deferred tax and other long-term liabilities                     30,648        33,530
                                                                        --------      --------

                   Total long-term liabilities                           121,030       124,604
                                                                        --------      --------

MINORITY INTEREST                                                         62,523        63,796
                                                                        --------      --------

SHAREHOLDERS' EQUITY:                                                    103,657       103,109
                                                                        --------      --------

Total liabilities, minority interest and shareholders' equity           $523,170      $473,609
                                                                        ========      ========

                            ASYST TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (Unaudited; in thousands, except per share data)

                                                                                 THREE MONTHS ENDED
                                                                      -----------------------------------------
                                                                       JUNE 26,       MARCH 27,        JUNE 28,
                                                                        2004            2004            2003
                                                                      ---------       ---------       ---------
NET SALES                                                             $ 140,937         130,137       $  45,268
COST OF SALES                                                           108,043         103,978          40,824
                                                                      ---------       ---------       ---------
  Gross profit                                                           32,894          26,159           4,444
                                                                      ---------       ---------       ---------
OPERATING EXPENSES:
  Research and development                                                9,679           9,157           9,624
  Selling, general and administrative                                    18,976          19,267          17,605
  Amortization of acquired intangible assets                              5,052           5,326           4,785
  Restructuring and other charges/ (credits)                                219             (12)          4,363
  Asset impairment charges                                                   --              --           6,853
                                                                      ---------       ---------       ---------
     Total operating expenses                                            33,926          33,738          43,230
                                                                      ---------       ---------       ---------

     Operating loss                                                      (1,032)         (7,579)        (38,786)

Other expense, net                                                         (556)         (2,042)           (925)
                                                                      ---------       ---------       ---------

     Loss before benefit from income taxes and minority interest         (1,588)         (9,621)        (39,711)
INCOME TAXES                                                                349           1,648           1,380
MINORITY INTEREST                                                           305             272             955
                                                                      ---------       ---------       ---------
NET LOSS                                                              $    (934)      $  (7,701)      $ (37,376)
                                                                      =========       =========       =========

                                                                      ---------       ---------       ---------
BASIC AND DILUTED NET LOSS PER SHARE                                  $   (0.02)      $   (0.16)      $   (0.97)
                                                                      =========       =========       =========

SHARES USED IN THE PER SHARE CALCULATION                                 47,179          47,020          38,475
                                                                      =========       =========       =========

                            ASYST TECHNOLOGIES, INC.
            RECONCILIATION OF PRO FORMA RESULTS TO RESULTS UNDER GAAP
                (Unaudited; in thousands, except per share data)

                                                              THREE MONTHS ENDED JUNE 26, 2004
                                                      ----------------------------------------------
                                                      RESULTS UNDER     PRO FORMA          PRO FORMA
                                                          GAAP         ADJUSTMENTS          RESULTS
                                                      -------------    -----------         ---------
SUPPLEMENTAL STATEMENT OF OPERATIONS
NET SALES                                               $ 140,937       $      --          $ 140,937
COST OF SALES                                             108,043              --            108,043
                                                        ---------       ---------          ---------
  Gross profit                                             32,894              --             32,894
                                                        ---------       ---------          ---------
OPERATING EXPENSES:
  Research and development                                  9,679              --              9,679
  Selling, general and administrative                      18,976            (540)(1)         18,436
  Amortization of acquired intangible assets                5,052          (5,052)                --
  Restructuring charges                                       219            (219)(2)             --
                                                        ---------       ---------          ---------
     Total operating expenses                              33,926          (5,811)            28,115
                                                        ---------       ---------          ---------
     Operating loss                                        (1,032)          5,811              4,779
Other expense, net                                           (556)             --               (556)
                                                        ---------       ---------          ---------
     Income (loss) before provision for
       income taxes and minority interest                  (1,588)          5,811              4,223
BENEFIT FROM (PROVISION) FOR INCOME TAXES                     349          (1,686)(3)         (1,337)
MINORITY INTEREST                                             305          (1,141)(4)           (836)
                                                        ---------       ---------          ---------
NET INCOME (LOSS)                                       $    (934)      $   2,984          $   2,050
                                                        =========       =========          =========

Basic and diluted net income (loss) per share           $   (0.02)      $    0.06          $    0.04
Basic and diluted net income (loss) per share               (0.02)           0.06               0.04
Shares used in the per share calculation - basic           47,179          47,179             47,179
Shares used in the per share calculation - diluted         47,179          48,632             48,632

(1)   Stock-based compensation expense.

(2)   Restructuring charges at Asyst Japan, Inc.

(3) Income tax adjustment based on a 42% statutory rate on the amortization of intangibles attributable to ASI.

(4)   Reflects 49% of the net pro forma adjustments to the net income at ASI.

                            ASYST TECHNOLOGIES, INC.
                       SUPPLEMENTAL FINANCIAL INFORMATION
                (Unaudited; in thousands, except per share data)

                                                                THREE MONTHS ENDED JUNE 26, 2004
                                                            -----------------------------------------
                                                                                          CONSOLIDATED
                                                               ATI             ASI         UNDER GAAP
                                                            ---------       ---------     -----------
SUPPLEMENTAL STATEMENT OF OPERATIONS
NET SALES                                                   $  73,441       $  67,496       $ 140,937
COST OF SALES                                                  47,160          60,883         108,043
                                                            ---------       ---------       ---------
  Gross profit                                                 26,281           6,613          32,894
                                                            ---------       ---------       ---------
OPERATING EXPENSES:
  Research and development                                      8,161           1,518           9,679
  Selling, general and administrative                          14,488           4,488          18,976
  Amortization of acquired intangible assets                    1,038           4,014           5,052
  Restructuring and other charges                                 219              --             219
                                                            ---------       ---------       ---------
     Total operating expenses                                  23,906          10,020          33,926
                                                            ---------       ---------       ---------
     Operating loss                                             2,375          (3,407)         (1,032)

Other income (expense), net                                      (810)            254            (556)
                                                            ---------       ---------       ---------
     Income (loss) before (provision for) benefit from
       income taxes and minority interest                       1,565          (3,153)         (1,588)
(PROVISION FOR) BENEFIT FROM INCOME TAXES                        (249)            598             349
MINORITY INTEREST                                                  --             305             305
                                                            ---------       ---------       ---------
NET INCOME (LOSS)                                           $   1,316       $  (2,250)      $    (934)
                                                            =========       =========       =========

Basic net income (loss) per share                           $    0.03       $   (0.05)      $   (0.02)
Diluted net income (loss) per share                              0.03           (0.05)          (0.02)
Shares used in the per share calculation - basic               47,179          47,179          47,179
Shares used in the per share calculation - diluted             48,632          47,179          47,179